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                                                                  Exhibit 10.25

DATED                                                                      2004
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                               TOLLING AGREEMENT
                                      FOR
                              PET FOOD CONTAINERS

                                    BETWEEN

                          ALCAN PACKAGING ZUTPHEN B.V.

                                      AND

                             ALCAN DEUTSCHLAND GMBH


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                                    CONTENTS

CLAUSE                                                              PAGE

1      DEFINITIONS....................................................3
2      DURATION.......................................................5
3      ALCAN ZUTPHEN'S ESTIMATES AND ORDERS...........................5
4      TOLLING OBLIGATIONS OF NOVELIS GMBH............................6
5      TEMPORARY PLANT CLOSURE........................................8
6      PRICE AND PAYMENT..............................................8
7      QUALITY, WARRANTIES & DISCLAIMERS .............................9
8      INTELLECTUAL PROPERTY.........................................10
9      FORCE MAJEURE.................................................10
10     ASSIGNMENT....................................................11
11     EARLY TERMINATION/VOLUME TRANSFER ............................11
12     CONFIDENTIALITY...............................................13
13     NON COMPETITION...............................................13
14     INDEMNIFICATION OF NOVELIS GMBH FOR LAY-OFF OR
       SOCIAL PLAN COSTS.............................................14
15     OPTIONS AND RIGHTS OF FIRST REFUSAL...........................14
16     SEVERABILITY OF PROVISIONS....................................15
17     COMPLETE AGREEMENT -- AMENDMENTS -- WAIVERS...................15
18     NOTICES.......................................................15
19     APPLICABLE LAW AND JURISDICTION...............................15


APPENDIX A = Specification
APPENDIX B = Specification of Pre-Material
APPENDIX C = IP-Rights
APPENDIX D = Tolling Price List
APPENDIX E = Quality test procedures
APPENDIX F = Specification of Packaging Material

                                       2
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THIS AGREEMENT is made the    day of December 2004 BETWEEN:

(1) ALCAN DEUTSCHLAND GMBH, Hannoversche Strasse 1, 37075 Gottingen, a company registered in Germany, to be renamed "Novelis Deutschland GmbH" after 31st December 2004, -- hereinafter referred to as "NOVELIS GMBH"

and

(2) ALCAN PACKAGING ZUTPHEN B.V., Finsestraat 1, 7202-CE Zutphen, a company registered in The Netherlands -- hereinafter referred to as "ALCAN ZUTPHEN"

      together referred to as the "PARTIES"


WHEREAS:

A. Alcan Inc. and Novelis Inc. have agreed the terms of a Separation Agreement ('the Separation Agreement') under which Novelis Inc. will be separated from the Alcan group of companies, and the pet food business will be run solely by Alcan Zutphen, but Novelis GmbH will continue to produce pet food containers ("PFC") in Ohle for Alcan Zutphen for a limited amount of time. Therefore, the Parties have decided to conclude this Pet Food Tolling Agreement ("PTA") according to which Novelis GmbH will toll PFC for Alcan Zutphen as agreed herein.

B. Novelis GmbH shall toll Pre-Material from Alcan Packaging Rorschach AG, Industriestrasse 35, CH-9400 Rorschach or any other company chosen by Alcan Zutphen, by pressing it into PFC which will then be packed by Novelis GmbH.

C. Alcan Zutphen will either receive the PFC EXW Ohle or CIP warehouse in Hagen.

D. Novelis GmbH will throughout the term of the PTA maintain its support for the business of Alcan Zutphen through technical services as herein set forth.

E. The Parties wish to set out the terms which they have agreed for the tolling of PFC.

IT IS HEREBY AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms shall have the following meanings unless the context requires otherwise:

"Contract Price"           means the price payable by Alcan Zutphen to Novelis
                           GmbH for tolling of aluminium foil into PFC in Euros/1000 pieces as defined in Appendix D.

"cosi"                     means a warehouse located at Hagen in Germany.

"Customers"                means customers of Alcan Zutphen that will purchase
                           the pet food containers from Alcan Zutphen.

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"Date of Delivery"         means the date when the PFC tolled by Novelis GmbH is
                           ready for dispatch and where such readiness has been notified Alcan Zutphen

"Effective Date"           means the Effective Date as defined in the Separation
                           Agreement.

***

***

***

"Month" means each calendar month throughout the duration of this Agreement

"FMP" means the fair market price to be determined by the Parties or by PwC in case the Parties can not agree on such price for the sale of Tools, Stackers and Presses.

"Ohle" means the plant of Novelis GmbH in Ohle, Am Eisenwerk 30, 58840 Plettenberg-Ohle, where the PFC are pressed.

"PFC" means pet food containers conforming to the Specifications as defined in Appendix A.

"PTA"                      means this Pet Food Tolling Agreement.

"Pre-Material"             means aluminium foil with Specifications as set out
                           in Appendix B.

"Presses"                  Machines in which the Tools are used to produce the
                           PFC and in which the Stackers are used to collect the PFC, and for which presses Alcan Zutphen has a right of first refusal during or at the end of the contract period or a period of 12 months thereafter. Alcan
                           Zutphen has to respond within 30 days in case Novelis
                           GmbH is offering Alcan Zutphen to buy the Presses.

"Reasonable and
Prudent Operator"          shall mean a person or a company seeking to perform
                           its contractual obligations and in so doing and in the general conduct of its undertaking including in the operation, maintenance and repair of any manufacturing or other facilities exercising that degree of skill, diligence, prudence and foresight and in the maintenance and repair of any manufacturing or other facilities using the type of equipment, materials and parts which would reasonably and ordinarily be expected from a skilled and experienced operator or company in substantial compliance with all applicable laws, engaged in the same type of undertaking in the same locality and under the same or similar circumstances and conditions. This includes all quality and management systems according to the standards that were developed by the Alcan group of companies in recent years.

***


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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"Specifications"           means those specifications for PFC set out in
                           Appendix A and for Pre-Material as set out in Appendix B.

***

"Tools/Stackers"           means the Tools/Stackers for the production of the
                           PFC, owned by Novelis GmbH, for which Alcan Zutphen has a purchase option at the end of the contract period or whenever the production at Ohle for which these Tools and Stackers are used is terminated for whatever reason.

"Volume Plan"              means a plan under which the agreed monthly volume
                           plan for tolling of PFC is determined.

"Week" means each week, commencing 00.00 European Standard Time or European Summer Time as the case may be on Monday.

"Year" means each period of 12 consecutive Months throughout the duration of this Agreement, commencing on the Effective Date.

1.2 The headings to the clauses are for convenience only, have no legal effect, and shall not affect the construction of this Agreement.

1.3 The supply contract as well as the service agreement between the Parties as of 14 November 2002 shall be terminated as of the Effective Date.

2.     DURATION

       This Agreement shall come into effect on the date of signing the PTA. The PTA shall commence on the Effective Date and shall continue ***. Either Party can terminate the Agreement in full or in part with a notice period of 5 (five) Months by *** the earliest or any date thereafter according to the provisions set forth in Clause 11.3.

       The Parties agree to discuss a possible extension of this Agreement with new terms and conditions in the first quarter of ***.

3.     ALCAN ZUTPHEN'S ESTIMATES OF REQUIREMENTS AND ORDERS

3.1 Alcan Zutphen shall place orders in writing (facsimile, mail, via IT -- system where appropriate) for tolling of PFC EXW Novelis GmbH's plant in Ohle or CIP cosi.

3.2 Alcan Zutphen shall place such tolling orders for PFC as reasonably evenly as possible throughout each Week subject to which Novelis GmbH undertakes to toll and deliver the same in accordance with such orders.

3.3 If Alcan Zutphen places orders for PFC other than in accordance with the above provisions, or if Alcan Zutphen requires delivery outside the normal delivery times, Novelis GmbH shall use its best endeavours to meet such orders.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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3.4    All deliveries of PFC pursuant to the PTA, shall be governed by the terms of the PTA. Deliveries shall be made EXW Ohle or CIP cosi. In case the storage contract between Novelis GmbH and cosi is not split between the Parties in 2005, Novelis GmbH will invoice Alcan Zutphen for the allocated costs of *** for the year 2005 on a monthly basis. Alcan
       Zutphen will pay such invoice within 30 days. To ensure Alcan Zutphen's ability to enter into a new contract with cosi, Novelis GmbH is obliged to terminate the contract with cosi for the PFC's by the end of 2005.

3.5    Pick-ups of PFC shall be made during normal working hours.

3.6 Conditions and Process of PTC tolling and delivery between Novelis GmbH and Alcan Zutphen:

       3.6.1    PFC Specifications
                Specifications for PFC are laid down in Appendix A. Specifications for Pre-Material are set forth in Appendix B.

       3.6.2    Change of Specifications
                Changes of Specifications will be agreed between the Parties in writing.

       3.6.3    Budget
                Each year latest end of August, Alcan Zutphen will provide an annual Budget ("Budget") for the following year for Novelis GmbH. In addition to that Alcan Zutphen will provide a Volume Plan latest end of October. The Budget shall consist of volumes in types of PFC and related Specifications; the Volume Plan shall consist a monthly tolling plan.

       3.6.4    Rolling Forecast
                Each week Alcan Zutphen shall provide Novelis GmbH with a Rolling (Production) Forecast with an indication of the required production quantities per type / specification of PFC per week, over the upcoming 26 weeks.

       3.6.5    Weekly Planning
                Each week (by Friday morning), Alcan Zutphen shall provide Novelis GmbH with a firm production schedule for the upcoming week.

       3.6.6    Order Process
                To be agreed upon in writing between the Parties.

4.     TOLLING OBLIGATIONS OF NOVELIS GMBH

4.1 During the term of the PTA Novelis GmbH shall be obliged to toll and Alcan Zutphen shall be obliged to off-take an aggregate of not less than the relevant quantity of PFC as agreed in the Budget, the Volume Plan and the Rolling Forecast. The Parties will agree on a monthly tolling and delivery schedule to match the Volume Plan and the Rolling Forecast. The Parties accept tolerances of 10 % for tolling orders and subsequent deliveries per Month. Alcan Zutphen's additional possibility to reduce volumes is set forth in Clause 11.3. Price calculations are made according to the formulas as set out in Appendix D.

4.2 Should Novelis GmbH breach its obligations under Clause 4.1 and 4.2, (including any failure to toll and deliver by the agreed time), Alcan Zutphen shall be entitled to a full compensation for all direct damages (incl. any recall costs) up to an amount of ***. For any indirect damages Novelis GmbH shall be liable up to an amount of EUR


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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       *** incurred by Alcan Zutphen, including (but not limited to) loss of profit and loss of business.

4.3 For the year 2005 the Parties agree to an amount of PFC's to be tolled by Novelis GmbH of ***. From year *** on the amount to be tolled varies upon the Budget, the Volume Plan and the Rolling Forecast. Changes to such budgets, plan or forecast must meet the requirements set forth in Clause
       4.1 and / or 11.3.

       With the exception of the forecast for the year 2005 the figures below show the Parties' assumption of the PFCs to be tolled by Novelis GmbH each year. The actual quantities may be higher or lower than indicated thereafter and Alcan Zutphen is under no obligation to have such indicated quantities tolled by Novelis GmbH:

       ***

4.4 Alcan Zutphen will purchase Pre-Material necessary for the production of PFC from a company qualified by Alcan Zutphen according to Appendix B. Novelis GmbH shall confirm the qualification of the Pre-Material from such company. The purchase of Pre-Material is under the sole responsibility of Alcan Zutphen. The storage capacity of Novelis GmbH is limited for Pre-Material up to 200 tons and for PFC up to 1000 pallets. Storage of quantities exceeding storage requirements must be agreed between the Parties. Novelis GmbH shall check incoming Pre-Material in regard to open defects only. If hidden defects are detected during tolling of PFC's, Novelis GmbH will not use such defected Pre-Material and shall get in touch with Alcan Zutphen as quickly as possible in order to discuss and determine the appropriate measures. If necessary Alcan Zutphen shall replace such defected Pre-Material at its own costs. Novelis GmbH will pay tolling costs for those PFC tolled with hidden defects in Pre-Material; provided however that the agreed quality test during the production according to Appendix E have been made by Novelis GmbH.

       In case of late delivery of Pre-Material, Alcan Zutphen will reimburse to Novelis GmbH all additional costs which result from late deliveries or which will be incurred by Novelis GmbH to offset late deliveries by additional shifts or other comparable measures to level out late deliveries. The limitation of liability according to Clause 4.2 shall -- mutatis mutandis -- also apply for Alcan Zutphen.

4.5 Scrap rates are not included in the tolling price. However, Alcan Zutphen as the owner of the Pre-Material (and therefore also the scrap) is entitled to sell the scrap. Novelis GmbH shall inform Alcan Zutphen on a monthly basis about the actual scrap rates and actual scrap volumes. Alcan Zutphen will pick up scrap on a monthly basis. Scrap rates per type as defined and agreed by the Parties are set out in Appendix D. Should the actual scrap rate per type be higher than budgeted, Novelis GmbH will pay the additional Pre-Material that is required to produce the missing containers. A detailed calculation will be done by Novelis GmbH and communicated to Alcan Zutphen each Month to balance the calculated and the actual scrap output.

4.6 Alcan Zutphen is charged monthly for packaging material based on shipped volumes according to the budgeted price as set out in Appendix D. By the end of each quarter the consumed packaging material will be balanced with the already invoiced packaging material


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       7

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       cost. The residual value of the packaging material will be debited or credited. The Parties agree that if Alcan Zutphen is able to purchase the packaging material with the same specification at a lower price this entire Clause 4.7 will be renegotiated. Specifications for packaging material is set forth in Appendix F.

4.7 Upon specification of Alcan Zutphen, Novelis GmbH will source and process the appropriate materials for identification (e.g. labels), packaging (e.g. operating supplies) and pallets of PFC's. Such costs are included in the tolling costs.

4.8 Pre-Material delivered to Novelis GmbH shall remain in the ownership of Alcan Zutphen or the relevant Alcan Group Company.

       Should Pre-Material be damaged by Novelis GmbH such Pre-Material shall be reimbursed to Alcan Zutphen by credit note reflecting the purchase price of the Pre-Material. Pre-Material has to be stored according to Alcan Zutphen's instructions as previously given to Novelis GmbH.

4.9 Novelis GmbH will take insurance coverage for obligations agreed upon with Alcan Zutphen under Clause 4.3 and Clause 7 within its general insurance policy. Novelis GmbH shall provide Alcan Zutphen upon first request with an insurance certificate proofing adequate coverage for property damage, third party liability and product liability. Alcan Zutphen shall provide Novelis GmbH upon first request with an insurance certificate proofing adequate coverage for property damage in connection with the supply of Pre-Material.

4.10 Pre-Material shipped to Novelis GmbH will remain Alcan Zutphens property during the entire tolling process. Alcan Zutphen shall be entitled to take any necessary measures to ensure the (extended) retention of title under any applicable law. Novelis GmbH hereby undertakes not to interfere with any of such measures.

5.     TEMPORARY PLANT CLOSURE

5.1 Where Novelis GmbH plans a temporary maintenance closure of, or a period of reduced production at Novelis GmbH's PFC plant in Ohle which may affect Novelis GmbH's ability to supply PFC to Alcan Zutphen in accordance with Novelis GmbH's obligations, it shall notify Alcan Zutphen as soon as possible but not later than 4 (four) Months in advance. Both Parties will agree an action plan to avoid any bottlenecks in the tolling and delivery of PFC to Alcan Zutphen.

5.2 During any period of temporary maintenance closure or reduced production as envisaged in Clause 5.1, Novelis GmbH shall give preference to deliveries of PFC to Alcan Zutphen as far as legally possible.

6.     PRICE AND PAYMENT

6.1 The price for PFC tolling under the PTA shall be fixed according to a yearly price list as attached under Appendix D. Prices are based on volume, and specification mix, as budgeted for 2005. As agreed, the defined costs 1 (Appendix D) are fixed by 1000 pcs and for each Year the budgeted mix will be recalculated in total costs 1 as part of the tolling costs. If the Parties to the PTA are unable to agree on the amount of such increase or reduction within 30

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       days after the submission by Novelis GmbH of a formal proposal to Alcan
       Zutphen, the matter shall be referred for determination to PricewaterhouseCoopers (PWC), in Frankfurt, Germany who shall act as experts and not as arbitrators, and whose decision shall be accepted by the Parties as final and binding. Alcan Zutphen shall pay the tolling fee according to the yearly quantities as agreed upon in Clause 4.3 or adjusted according to Clause 4.1. In case the quantity deviation exceeds the quantity set forth in Clause 4.4, the Parties will re-negotiate the price as set out above.

6.2 If PFCs are ready for dispatch at Novelis GmbH's plant in Ohle, Novelis GmbH shall submit to Alcan Zutphen tolling invoices. An invoice submitted by telex or facsimile shall be regarded as a valid invoice for the purpose of PTA.

6.3 All invoices submitted pursuant to Clause 6.2 shall be paid in Euros within 60 (sixty) days end of the Month, after the day of invoicing. Payment shall be made to Novelis GmbH's bank account details of which shall be given by Novelis GmbH to Alcan Zutphen.

6.4 In addition to the price calculated pursuant to Clause 6.1, Alcan Zutphen shall pay Value Added Tax in respect thereof, if applicable.

6.5 Before the Effective Date all Pre-Material and finished PFC will be taken over by Alcan Zutphen, including any obsolete stocks. Novelis GmbH will transfer any book reserves for obsolete stocks to Alcan Zutphen before 31 December 2004.

7.     QUALITY, WARRANTIES & DISCLAIMERS

7.1 Novelis GmbH warrants for a period of *** months from the date of filling of a PFC that all PFC supplied hereunder shall conform to the Specifications detailed in Appendix A, and Alcan Zutphen warrants that Pre-Material supplied by Alcan Packaging Rorschach AG (or any other qualified company) shall conform to Pre-Material Specifications supplied to Novelis GmbH and detailed in Appendix B. Any damage or non-conformity with the Specifications of the PFCs may be reported to Novelis GmbH during the warranty period. Alcan Zutphen has no obligation to inspect delivered PFCs upon delivery. Alcan Zutphen shall give Novelis GmbH prompt notification in case any damages or any non-conformity of the PFCs are detected during the warranty period.

7.2 Changes of Specifications and Tools/Stackers must be agreed by both Parties. The request for a change of the Specifications or Tool/Stackers shall be submitted to Novelis GmbH in writing three Months in advance. Novelis GmbH will use all reasonable endeavours to accommodate such change provided that it is technically possible. In this event, the price shall be adjusted to reflect the resulting increase or decrease in the costs to Novelis GmbH of tolling PFC to such amended or changed Specifications or the change of Tools / Stackers shall be paid by Alcan Zutphen directly. If the Parties to the PTA are unable to agree on the amount of such increase or reduction within 30 days after the submission by Novelis GmbH of a formal proposal to Alcan Zutphen, the matter shall be referred to PwC in Frankfurt, Germany, who shall act as experts and not as arbitrators, and whose decision shall be accepted by the Parties as final and binding.

7.3 Novelis GmbH is responsible for the quality control of the produced PFCs in Ohle. Alcan Zutphen will not inspect delivered PFCs as they are shipped directly to the Customers. Novelis GmbH shall upon Alcan Zutphen's first request furnish all relevant documents to enable the Customer or Alcan Zutphen to trace back defective PFC's.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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7.4    Where Novelis GmbH has tolled PFCs for Customers of Alcan Zutphen which do not conform to the Specifications, and under the provision that Alcan Zutphen has given notice in accordance with Clause 7.1, Novelis GmbH will refund the price of the defective PFC to Alcan Zutphen. Additionally, Novelis GmbH will be liable for all damages according to Clause 4.3.

8.     INTELLECTUAL PROPERTY

8.1 Novelis GmbH hereby grants Alcan Zutphen a world-wide, irrevocable, exclusive license, with the right to grant sublicenses, for all designs as listed in Appendix C (hereinafter "IP-Rights"), for as long as these IP-Rights are protected by any applicable law. Such license shall be granted to Alcan Zutphen free of charge.

8.2 Novelis GmbH hereby undertakes not to license such IP-rights to any other person nor to any Affiliated Company or third party, nor to use such IP-rights for itself, in each case, for the duration of the PTA.

8.3 In case of any discrepancies or uncertainties regarding the IP-Rights granted to Alcan Zutphen, the Separation Agreement, including any exhibits, attachments or schedules thereof, shall prevail.

8.4 Novelis GmbH hereby undertakes to transfer the brand "PICOPAC" (International Brand No. 814 331) to Alcan Zutphen as soon as possible. Such transfer has already been initiated but was not yet completed.

9.     FORCE MAJEURE

9.1 "Force Majeure" for the purposes of this Clause shall mean any circumstances beyond the reasonable control of the Party affected which (in the case of Novelis GmbH) prevent Novelis GmbH from tolling PFC at Novelis GmbH's plant in Ohle or delivering it to any warehouse of Alcan Zutphen, and which prevent Customers of Alcan Zutphen from receiving PFC at their plants. Force Majeure shall include breakdown of either Novelis GmbH's plant or production unit in Ohle or Alcan Zutphen's Customer plants, but only if and to the extent that such breakdown has not occurred as a result of Novelis GmbH, or Customers of Alcan Zutphen, as the case may be, having failed to act at all relevant times a Reasonable and Prudent Operator. Force Majeure shall not include any temporary closure or reduced production as provided for in Clause 5, nor anything which is the result of a Party having failed to act as a Reasonable and Prudent Operator, nor any breakdowns or other failures of transportation (whether carried out by the Parties directly or under contract), nor any reduction in production due to economic circumstances, nor any other market or economic circumstances which may make the terms of this agreement unattractive to one of the Parties. A strike caused by Novelis GmbH or any Affiliated Company shall not be considered as a Force Majeure event.

9.2 If either Party is rendered unable to carry out any of its obligations under the PTA by reason of Force Majeure, that Party shall not be liable for any failure to perform the obligation(s) for so long as performance is thus affected. Provided that this Clause 9 shall not apply if the specific, actual event of Force Majeure could reasonably have been foreseen by the affected Party at the Effective Date as being reasonably likely to occur.

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9.3    As soon as a Party is aware of a threat of circumstances likely to lead to its declaring Force Majeure (even though such circumstances may not have occurred, or where it is not certain that they will result in Force Majeure being declared), that Party shall notify the other and consider with it what steps, if any, may be taken to overcome such circumstances.

9.4 A Party wishing to invoke Force Majeure shall promptly notify the other in writing giving details thereof, of the anticipated affect on this Agreement and of the estimated duration of Force Majeure. Such Party shall update such information at least once a week throughout the duration of the Force Majeure, and shall provide as much notice as possible of the reduction of normal supplies and/or deliveries.

9.5 The Party affected by an event of Force Majeure shall take all reasonable steps to procure that such event ceases to exist and to minimise the effects thereof on the performance of its obligations hereunder; provided that nothing in this Clause 9 shall require that Party to settle any labour dispute on terms which in its sole opinion are not satisfactory to it.

9.6 To the extent that Novelis GmbH is prevented by an event of Force Majeure from tolling PFC or to the extent to which Alcan Zutphen Customers are prevented from taking delivery of PFC, the Parties' respective tolling and delivering obligations shall be reduced on a pro rata time basis, and there shall be a corresponding reduction in the tolling and off-take obligations set out in Clause 4 (it being assumed that the quantities which would otherwise have been supplied equalled the Monthly Purchase Amount for the Month in question). Alcan Zutphen shall have the right to take over Tools / Stackers in case Novelis GmbH declares a Force Majeure event in order to produce the amount of PFC affected in the plant in Zutphen. Moving costs will be borne by Alcan Zutphen.

9.7 No occurrence of Force Majeure shall operate to extend the duration of this PTA.

9.8 In no circumstances shall problems with making payments constitute Force Majeure.

10.    ASSIGNMENT

10.1 The PTA is personal to the Parties and, subject to Clauses 10.2 and 10.3 neither Party shall be entitled to assign its rights or obligations hereunder in whole or in part without the prior written consent of the other Party.

10.2 Notwithstanding Clause 10.1, either Party shall be entitled to assign its rights and obligations in whole or in part without consent to Alcan Inc. or Novelis Inc. or an Affiliate Company. For the purposes of the PTA "Affiliate Company" shall mean the holding or subsidiary company of Alcan Inc. or Novelis Inc. or a subsidiary company of a party's holding company in which either Alcan Inc. or Novelis Inc. holds more than 50 % of the respective shares. Such assignment to an Affiliated Company shall not be permitted in case the production of Novelis GmbH's location in Ohle would be transferred to a different location.

11.    EARLY TERMINATION/VOLUME TRANSFER

11.1 Subject to Clause 11.2 if either Party shall commit a material breach of any of the terms and conditions of the PTA then the other Party shall by notice in writing be entitled to require that the other Party remedies any such breach within 30 working days from the date of such notice and should that Party fail to remedy such breach within the period aforesaid the other

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       Party shall be entitled to forthwith terminate the PTA. Such termination will be without prejudice to the additional right of the terminating Party to claim for damages in respect of the said material breach, and also to any claims and/or rights or remedies which either Party may have against the other insofar as such claims, rights or remedies accrued prior to such termination.

11.2 If either Party shall enter into compulsory or voluntary liquidation (not being a voluntary liquidation for the purpose of reconstruction or amalgamation), or have a receiver or administrator appointed to any part of its assets, or becomes unable to pay its debts as they fall due, then the other Party may terminate the PTA forthwith by written notice to such effect.

11.3 In the event that the volume of PFCs to be tolled by Novelis GmbH drops below ***/year solely due to market reasons, Alcan Zutphen is entitled to terminate this PTA in whole or in part by 1 January *** or any date thereafter by meeting a five Months notice period. Should the volumes of PFCs tolled by Novelis GmbH at any date exceed the volumes of PFCs tolled by Alcan Zutphen, then Alcan Zutphen is entitled to transfer such difference of volumes to Alcan Zutphen (re-balancing). In addition to that Alcan Zutphen is entitled to terminate the PTA at any time in case the total volumes of PFCs tolled by Alcan Zutphen and Novelis GmbH together drop below ***.

       ***

       In case of an early termination or volume transfer according to this Clause 11.3, Alcan Zutphen is obliged to pay any social plan costs only over the natural wastage and any volume reduction in the natural Ohle business according to Clause 14 herein.

11.4 If the ownership of either Party is transferred to any third party other than an Affiliated Company ("Change of Control"), the other Party may terminate the PTA by written notice with immediate effect. Ownership for the purpose of this Clause means that the majority of the voting rights or more than 50 % of the Party's assets are transferred directly of indirectly to a third party, other than an Affiliated Company.

       In case Novelis GmbH's plant in Ohle or the majority of the assets of the plant in Ohle is sold to any third party that directly or indirectly competes with any Alcan business, Alcan Zutphen shall also have the right to terminate this PTA with immediate effect. In case of an IPO or MBO of Novelis GmbH's plant in Ohle, Alcan Zutphen shall have no right to terminate the PTA.


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    the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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12.    CONFIDENTIALITY

12.1 The terms of the Confidentiality provisions set forth in Section 11.07 and in Section 11.08 of the Separation Agreement shall apply to any and all Confidential Information disclosed in the course of the Parties' interactions under this Agreement. This Section 12 of the Agreement sets out additional requirements regarding confidential information.

12.2 The term "Confidential Information" shall mean all data, documents and information, whether or not explicitly designated as being confidential, disclosed or to be disclosed by one Party to the other concerning the business operations, assets or affairs of the disclosing Party (including information transmitted in written, electronic, magnetic or other form, information transmitted orally and information gathered by a Party through visual inspections or observation or by any other means), and any and all information which may be developed or created, in whole or in part, directly or indirectly, from such information including all notes, summaries, analyses, compilations and other writings, but does not include information that: (a) at the time of delivery to the receiving Party has been or subsequently becomes generally available to the public other than as a result of disclosure by the receiving Party; (b) is or subsequently becomes available to the receiving Party on a non-confidential basis from a source who is not bound by this Agreement and is not otherwise under a legal obligation not to disclose such information; or (c) is required to be disclosed by applicable law or any governmental authority.

12.3 The term "Permitted Purpose" means the performance of obligations under this Agreement.

12.4 The Confidential Information to be shared shall be limited to that which would be shared with a Third Party service provider and shall not be used by either Party for any purpose other than a Permitted Purpose or in any way that is detrimental to the disclosing Party. In particular,

       12.4.1 The receiving Party shall not disclose any Confidential Information to any of its employees who does not have a need to know such Confidential Information in order to perform the Permitted Purpose;

       12.4.2 The receiving Party shall not use the Confidential Information other than for such purposes as shall be expressly permitted under this Agreement;

12.5 The obligations of confidentiality set out in this Section 12 shall continue in full force and effect for the duration of this Agreement and for a period of five (5) years following its termination

13.    NON COMPETITION

13.1 During a period of five years after the Effective Date of this PTA, Novelis GmbH and each of its Affiliated Companies shall not, without the prior written consent of Alcan Zutphen, directly or indirectly, for itself or for others, in any way work in or for, or have an interest in, any company or person or organisation within the European market (that includes all European countries, including Russia and the former Russian satellite states) which conduct activities competing with, the activities of the business of Alcan Zutphen related to the PFC business.

13.2 In case Novelis GmbH has failed to act in accordance with Clause 13.1, it shall, after being given written notice, pay to Alcan Zutphen a penalty of ***,


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    the Securities and Exchange Commission. Confidential treatment has been
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       increased by a penalty of *** per day if Novelis fails to act in accordance with Clause 13.1 and continues the breach, without prejudice to any other claims and rights of Alcan Zutphen.

13.3 Should a Change of Control according to Section 11.4 occur and the Agreement be terminated by Alcan Zutphen, the latter shall have the option to acquire the relevant assets of the PFC production of Novelis GmbH for the FMP of any assets used in connection with the production of the PFCs.

14.    INDEMNIFICATION OF NOVELIS GMBH FOR LAY-OFF OR SOCIAL PLAN COSTS

14.1 Upon termination of this Agreement or in case of volume transfer according to Clause 11.3, Alcan Zutphen will indemnify Novelis GmbH for the costs for lay offs or a social plan for the termination of the employment agreements of the employees of Novelis GmbH that worked in the PFC business. Alcan Zutphen will be an equal party in the negotiations of the social plan, if the works council of the Ohle plant agrees. In case the works council does not agree on a participation of Alcan Zutphen to the social plan negotiations, Alcan Zutphen will not be obliged to indemnify Novelis GmbH for any social plan costs that exceed what was paid at an average in the last five years by Alcan Deutschland GmbH for lay offs of similar employees. The employees working in the PFC business will be listed in a document to be exchanged between the Parties.

14.2 Novelis GmbH undertakes to use natural fluctuations, re-allocation within Ohle or Affiliated Companies or termination of employees at Ohle plant to the extent that three (3) employees per Calendar Year, starting 1st January 2005 will be laid off or transferred within the Ohle plant. Such lay off costs will be borne by Novelis GmbH. In case the number of employees is not reduced by three employees per year, Alcan Zutphen will not be obliged to pay for any lay off or social plan costs connected with said employees, notwithstanding the agreed volume of PFCs.

14.3 Novelis GmbH undertakes to transfer as many employees as possible to other production facilities at its plant in Ohle or other production site, as legally possible. In case an employee that received a compensation according to a social plan is re-employed at Novelis GmbH or any of its Affiliated Companies within a period of two years after such compensation has been paid out, Novelis GmbH will reimburse Alcan Zutphen for the amount concerned paid by Alcan Zutphen according to Clause 14.1.

14.4 In the event of lay off costs until end *** Alcan Zutphen contributes Euro *** or ***% of occurring costs (whatever sum is the lower) to the costs incurred by Novelis GmbH. The non reimbursed costs for lay-offs shall be borne by Novelis GmbH. Any lay-off or social plan costs after *** will be at costs of Alcan Zutphen as regulated in Clause 14.1. In case the transfer business according to Clause 11.3 is caused by Novelis GmbH's decision (selling the business, underperformace or similar causes), Novelis GmbH is responsible for the social plan costs.

15.    OPTIONS AND RIGTHS OF FIRST REFUSAL

15.1 In the event that Alcan Zutphen terminates the PTA in whole or in part in accordance with Clause 11.3 or in the event that Novelis GmbH does not need the Tools/Stackers anymore to


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been
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       toll the volumes agreed between the Parties, Alcan Zutphen shall have the option to purchase such Tools/Stackers not needed by Novelis GmbH for fulfilling its tolling obligations for the FMP of said Tools/Stackers (call option). Such Tools/Stackers must be shipped to Alcan Zutphen within two weeks notwithstanding if the Parties agreed on the FMP or not. This two-week period starts upon termination of the PTA or upon written notice by Alcan that such option is exercised.

15.2 Alcan Zutphen shall have the right of first refusal for the Presses during the term of this PTA and for a period of 12 (twelve) Months after the termination of the PTA, notwithstanding the cause of such termination. Alcan Zutphen is obliged to respond within one month to any offers by Novelis GmbH.

15.3 Further options as granted within this PTA shall not be affected by this Clause 15.

16.    SEVERABILITY OF PROVISIONS

       If any provisions hereof should be held invalid or unenforceable the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall to the extent possible be replaced with such provision that will allow the Parties hereto to achieve the intended economic result in a legally valid and effective manner.

17.    COMPLETE AGREEMENT -- AMENDMENTS -- WAIVERS

17.1 This PTA including the Appendixes constitutes the entire understanding and agreement between the parties with respect to the issues covered herein and there are no representations, understandings or agreement, oral or written, which are not included herein.

17.2 This PTA cannot be modified in any respect except by an instrument in writing executed by the duly authorised representatives of both Parties which instrument shall specifically state it is an amendment of the PTA and refer to this article. Such instrument shall then become a part of the PTA. No amendments or changes to the PTA shall be made in tolling orders, invoices or other form.

17.3 Any waiver, relaxation or concession that may be granted by either Party to the other in regard to any of the terms and conditions of the PTA shall be limited strictly to such waiver, relaxation or concession and shall not imply in future such waiver, relaxation or concession.

18.    NOTICES

       Any formal notice to be given under the PTA shall be in writing and shall be deemed to have been sufficiently given if delivered in person (against receipt), or by fax or telex (either against acknowledgement of receipt) or by registered mail, addressed to such person at the recipient, at such address as the recipient may notify to the other parties from time to time (and pending the first such notification to the relevant head office of the recipient).

19.    APPLICABLE LAW AND JURISDICTION

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       This Agreement shall be governed by and construed in accordance with the law of the Federal Republic of Germany and any conflict of laws provisions. The Commercial Court (Kammer fur Handelssachen des Landgerichtes) in Hagen shall have exclusive jurisdiction for all disputes which arise from the PTA.






Alcan Packaging Zutphen                   Alcan Deutschland GmbH
Finsestraat 1                             Hannoversche Stra(beta)e 1
7202-CE Zutphen, The Netherlands          37075 Gottingen, Germany


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Bert Meijer                               Nikolaus von Verschuer


-------------------------------------
Manfred Witzstrock

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